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                                                                  EXHIBIT 10-j-3

                     NEW ROCKWELL INTERNATIONAL CORPORATION

                 RESOLUTIONS ADOPTED BY THE BOARD OF DIRECTORS
                              ON DECEMBER 4, 1996

         RESOLVED, that the proposed assumption and adoption by this Corporation of the Directors Retirement Policy (the "Policy") of Rockwell, as set forth in the first one of the resolutions heretofore adopted by Rockwell's Board of Directors on November 2, 1994 entitled "Directors Retirement Policy", as modified by the sixth one of the resolutions heretofore adopted by Rockwell's Board of Directors on December 6, 1995 entitled "Amendment of Directors Stock Plan", together with any and all agreements, undertakings or other liabilities pursuant thereto, in connection with and effective upon consummation of the Contribution, be and it hereby is approved; and that the Policy shall be continued for the benefit of each Director of this Corporation immediately after the consummation of the Contribution who immediately prior to the consummation of the Contribution and on December 6, 1995 was a Director of Rockwell and who was at least age 67 on December 6, 1995; provided, that, for purposes of the Policy as so continued, a Director's number of years of Board service shall include his or her service for Rockwell, its predecessors and this Corporation.